Exhibit 99.1

MedAvail announces Strategic Restructuring of Business to Focus on Profitability
Company focusing on innovative technology and exit of pharmacy services
Restructuring to further extend capital resources
Annual cash burn expected to be reduced by greater than 65% in 2023
Company exploring financing options in connection with business transition

PHOENIX, Ariz. GlobeNewswire – January 19, 2023 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”), an innovative technology-enabled pharmacy company, today announced the execution of a strategic restructuring and reprioritization of its business targeted to deliver profitability.

Following an extensive review of the market landscape, growth strategy and structure of the business, the company is taking actions and restructuring its organization to focus on its pharmacy technology business and exit its pharmacy services and SpotRx business. With respect to the pharmacy services and SpotRx business, the company has hired a broker and is in active negotiations regarding the sale of its pharmacy assets.

These actions aim to significantly reduce headcount and cash burn, which position the company to achieve its goals of delivering profitable growth and positive cash flow sooner. In connection with the restructuring, the company is also evaluating multiple financing options, including with existing investors.

“We believe that the critical steps we are taking to focus on our pharmacy technology business provide a clear roadmap to delivering profitable and sustainable growth and to maximizing value of the Pharmacy Tech business for our shareholders,” said Mark Doerr, Chief Executive Officer of MedAvail.

Pharmacy Technology

MedAvail’s pharmacy technology business represents a significant growth opportunity. Through this business, MedAvail offers customers the ability to purchase the MedCenter and to license MedAvail’s software in order to provide point of prescription dispensing solutions under their own brands. This offering generates a profitable recurring revenue stream and favorable unit economics, such as a gross margin for 2022 that is expected to be greater than 45%.

MedAvail’s MedCenter technology platform enables remote medication dispensing through MedAvail's proprietary kiosks which are integrated into the customer's patient-care information systems. Patients interacting with these kiosks are able to consult virtually with a customer-employed pharmacist to fill their prescriptions at the point of care through the MedCenter, eliminating the need to make a separate trip to a pharmacy. Increasing patient access to prescription medications with expert services at the point of prescribing contributes to increased patient satisfaction and addresses key barriers to medication adherence.

Exhibit 99.1

The restructured company will focus on technology and pharmacy management integrations to support its substantial pipeline for new partnerships. The pharmacy technology business today addresses a large opportunity with urgent care sites, expanding patient access to quality pharmacy care and prescription medications quickly and efficiently, and the company is focused on broadening its footprint within this channel. MedAvail will also grow its technology business with value-based providers by leveraging its proven track record of adding significant value to value-based businesses with the former SpotRx business.

Pharmacy Services and SpotRx Details

MedAvail is exiting the pharmacy services and SpotRx business. While the business has opportunities for growth and the company demonstrated an ability to significantly scale its retail pharmacy operations, it is not aligned with the company’s strategy to shorten its path to profitability.

Based on the renewed focus on pharmacy technology and exit of pharmacy services, the company is reducing its staff by approximately 75 percent. The actions that are being undertaken by MedAvail are expected to result in annualized operating expense savings of $35 million to $37 million compared to the full year 2022.

The company’s business following the exit from the pharmacy services business will solely consist of its pharmacy technology business. Total sales for the pharmacy technology business in 2022 is expected to be in the range of $1.2 million to $1.4 million, which included a retail segment that will not be part of MedAvail’s sales channel focus going forward. The company expects pharmacy technology to support strong growth in 2023 over 2022 with respect to this business. Further, pharmacy technology has historically attracted higher margins than the pharmacy services segment.

“We recognize the impact that our actions will have on our stakeholders, including our team members who have championed our mission. I want to express my gratitude to our entire team for their contributions and service to our partners and patients,” said Mr. Doerr. “Faced with a challenging capital market environment and need to preserve cash, we felt it was important to refocus the business on our core value proposition in technology and to accelerate our path to profitability.”

Mr. Doerr concluded, “We believe that these actions are the right strategy to position MedAvail for a bright future ahead and appreciate the support of our board and shareholders in the next phase of our growth. We look forward to providing an update on our progress during our fourth quarter earnings call.”

Exhibit 99.1

Full Year 2022 Financial Outlook

MedAvail affirms its previously issued guidance for full year 2022 revenue to be at least $42 million, representing growth of at least 90% over full year 2021 revenue. The company also affirms its guidance of 40 new net dispensing deployments for full year 2022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About MedAvail

MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy company, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Definition of Key Metrics
Net Dispensing Deployments

We define net dispensing deployments as sites that are live, meaning that such sites have payer network acceptance, pharmacy board approvals and trained clinical staff or clinical account managers.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's business strategy and market opportunity; financial guidance for 2022 and preliminary estimates of selected financial results, potential future revenue and cost savings projections, including restructuring and reorganization costs, and expectations for sales, growth and profitability; customer demand and expansion plans; margin, utilization and cost reduction improvements; customer partnerships; and the consummation of potential strategic divestitures and potential financing transactions. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance.

Exhibit 99.1

Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to risks related to our ability to successfully achieve the benefits of a pharmacy technology only business and the efficiencies related to a restructuring and reorganization, and risks relating to our ability to successfully consummate potential strategic, financing and restructuring transactions, as well as other risks discussed under the heading "Risk Factors" in MedAvail’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022, MedAvail’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022, and other filings MedAvail makes with the SEC in the future. Additional information is also set forth in MedAvail’s Annual Report on Form 10-K for the year ended December 31, 2021, MedAvail’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other filings MedAvail makes with the SEC in the future. Any preliminary estimates regarding selected 2022 financial results are further subject to the completion of management’s and the audit committee’s final reviews and MedAvail’s other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Ji-Yon Yi
Gilmartin Group
ir@medavail.com

SOURCE MedAvail Holdings, Inc.